UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________________
FORM 8-K
 ___________________________________________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 17, 2026

ELME COMMUNITIES
(Exact name of registrant as specified in its charter)

Maryland	001-06622	53-0261100
(State of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
7550 WISCONSIN AVE, SUITE 900, BETHESDA, MD 20814
(Address of principal executive office) (Zip code)

Registrant’s telephone number, including area code: (202) 774-3200
___________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of Beneficial Interest	ELME	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of a Material Definitive Agreement.

As previously disclosed in the Quarterly Report on Form 10-Q of Elme Communities (the “Company”) filed on May 11, 2026 with the Securities and Exchange Commission (“SEC”), on May 8, 2026, Elme Riverside Apartments LLC (the “Riverside Seller”), a wholly-owned subsidiary of the Company, entered into a purchase and sale agreement (the “Riverside PSA”) with Riverside Apartments VA LLC, a subsidiary of Beitel Group (the “Buyer”), for the sale of Riverside Apartments, a 1,222 unit community located in Alexandria, Virginia and related undeveloped land, for a contract sale price of $280 million, subject to customary prorations and adjustments.

On June 17, 2026, pursuant to the terms of the Riverside PSA, which had been amended to extend the inspection period from June 4, 2026 to June 18, 2026, the Buyer exercised its right to terminate the Riverside PSA before the end of the Buyer’s inspection period (the “Riverside PSA Termination”). As a result, under the terms of the Riverside PSA, the funds deposited by the Buyer as earnest money toward the contract price were refunded.

See below for a discussion of impacts resulting from the Riverside PSA Termination on the Company’s previously disclosed estimated ranges of liquidating distributions (including the Company’s withdrawal of the previously provided estimated ranges of liquidating distributions), as well as the Company’s previously disclosed anticipated timing of New York Stock Exchange (the “NYSE”) delisting and Company dissolution.

Item 8.01. Other Events.

On May 11, 2026, the Company provided an update regarding the status of ongoing liquidation activities under the Company’s Plan of Sale and Liquidation, approved by shareholders on October 30, 2025 (the “May Liquidation Update”). The May Liquidation Update included an update regarding the Company’s five remaining properties at that time, consisting of Riverside Apartments, Elme Watkins Mill, Elme Bethesda, The Kenmore and 3801 Connecticut Avenue. With respect to these five properties, as of June 24, 2026, the following is an updated status on the ongoing sale activities:
•As noted above, the Riverside PSA was terminated on June 17, 2026. In light of the Riverside PSA Termination, the Company has recommenced its marketing efforts for Riverside Apartments. Given the size of Riverside Apartments, the Company anticipates the need to draw upon a different buyer pool for this property relative to the buyers for the Company’s other remaining multifamily properties.
•The sale of Elme Watkins Mill was completed on June 10, 2026. Net proceeds from the sale were used to repay a portion of the $520 million senior secured term loan with Goldman Sachs Bank USA, as lender (the “Term Loan”). As of June 24, 2026, the remaining outstanding balance on the Term Loan was $251 million.
•The Company has executed three purchase and sale agreements, all of which are no longer subject to ongoing inspection periods, pursuant to which it expects to sell three of its remaining properties – Elme Bethesda, The Kenmore and 3801 Connecticut Avenue – for aggregate gross proceeds of $168 million.
•With respect to the sale of Elme Bethesda, as previously disclosed, the Company entered into a purchase and sale agreement (the “Elme Bethesda PSA”) on May 28, 2026. Prior to its expiration on June 3, 2026, the inspection period under the Elme Bethesda PSA was extended to June 4, 2026 and the purchase price was reduced from $59 million to $58 million. The Elme Bethesda PSA provides for closing no later than the last to occur of (i) July 9, 2026 and (ii) 10 business days after a certificate of compliance, certifying compliance with Montgomery County’s right of first refusal requirements, has been obtained from the Montgomery County Department of Housing and Community Affairs, subject to limited exceptions. The Elme Bethesda PSA remains subject to the satisfaction of customary closing conditions.
•The purchase and sale agreements with respect to The Kenmore and 3801 Connecticut Avenue remain subject to the satisfaction of customary closing conditions, including regulatory requirements related to the Tenant Opportunity to Purchase Act (TOPA).

There can be no assurance that the closing conditions under the purchase and sale agreements for Elme Bethesda, The Kenmore and 3801 Connecticut Avenue will be satisfied or that these property sales will be consummated on the terms and timeline provide for in the respective purchase agreements.

The May Liquidation Update also included, among other things, an updated estimate (as of May 11, 2026) of the total amount of liquidating distributions to be funded from the net proceeds of sales of the Company’s remaining assets, which estimate was based on, among other things, the actual contract pricing for properties under contract at that time, including Riverside Apartments.

In light of the Riverside PSA Termination, the Company’s estimated ranges of liquidating distributions (including the estimated range of additional liquidating distributions) included in the May Liquidation Update will need to be adjusted to reflect, among other things, adjustments to various assumptions and estimates included in the calculation of the estimated ranges of liquidating distributions (and described in more detail in the May Liquidation Update and accompanying Current Report on Form 8-K dated as of May 11, 2026 and filed by the Company with the SEC) that will be impacted by new estimates of the timing of completion of the sale of Riverside Apartments and the gross proceeds expected from the sale of Riverside Apartments. In addition, the Term Loan cannot be fully repaid without sufficient proceeds from property sales, including proceeds from the sale of Riverside Apartments.

Given the uncertainty surrounding the timing of the sale of Riverside Apartments (the Company’s largest remaining property) and the anticipated gross proceeds that would result therefrom, which may be below the gross proceeds the Company previously anticipated under the Riverside PSA, as a result of, among other factors, the continued negative impacts from current market conditions in the D.C. area that have continued to be subject to prolonged softening throughout the Company’s marketing and sale process generally, the Company is withdrawing its previously disclosed estimated ranges of liquidating distributions (including the estimated range of additional liquidating distributions) and is not providing an update to the estimated ranges at this time. The Company expects to provide an update to its estimated ranges of liquidating distributions after it has entered into a new purchase agreement for Riverside Apartments.

The May Liquidation Update also noted that the Company did not expect to voluntarily delist from the NYSE prior to completing the sale of Riverside Apartments and that, assuming completion of the property sales in the mid-year 2026 timeframe (including Riverside Apartments), the Company expected the NYSE delisting and Company dissolution process to occur in the third quarter of 2026. Since, following the Riverside PSA Termination, the timing of the sale of Riverside Apartments is unknown at this time, no assurance can be given that the Company will be in a position to complete the sale of Riverside Apartments on a timeline that would enable a NYSE delisting and Company dissolution during the third quarter of 2026. The Company continues to work toward completing the sale of all remaining properties, as well as a NYSE delisting and Company dissolution, as expeditiously as possible in the third or fourth quarter of 2026.

Forward-Looking and Cautionary Statements

Certain statements in this Current Report are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of Elme to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Additional factors which may cause the actual results, performance, or achievements of Elme to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements include, but are not limited to: Elme’s ability to successfully complete the marketing and sale of its remaining assets, including successful completion of all closing conditions applicable to assets under contract, including as described in this Current Report, on the terms and timeline anticipated, or at all; Elme’s ability to remain listed on the NYSE and its expected timeline for doing so; Elme’s ability to transfer its remaining assets and liabilities to a liquidating trust and terminate its existence by voluntary dissolution on the terms and timeline anticipated; changes in the amount and timing of the estimated ranges of liquidating distributions (including estimated range of additional liquidating distributions), including as a result of unexpected levels of transaction cost, changes in the gross asset sales proceeds for the sale of the remaining properties from prior estimates, delayed or terminated closings, liquidation costs or unpaid or additional liabilities and obligations; Elme’s ability to repay the Term Loan with the net proceeds from the sales of the remaining properties which secure the Term Loan, including on the timeline anticipated, and to release the mortgages securing the Term Loan as they are sold; the possibility, mechanics and timing of converting to a liquidating trust or other liquidating entity; the ability of Elme’s Board of Trustees to terminate the Plan of Sale and Liquidation; the response of Elme’s residents, tenants and business partners to the Plan of Sale and Liquidation; potential difficulties in employee retention as a result of the on-going Plan of Sale and Liquidation; the outcome of legal proceedings that may be instituted against Elme, its trustees and others, including those related to the closing of the sale of 19 multifamily properties to an affiliate of Cortland Partners, LLC, completed and future property sales and the Plan of Sale and Liquidation; the risk that disruptions caused by or relating to the Plan of Sale and Liquidation will harm Elme’s business, including current plans and operations; risks relating to the market value of Elme’s common shares; risks associated with third party contracts containing consent and/or other provisions that may be triggered by the Plan of Sale and Liquidation; general risks affecting the real estate industry and local real estate markets (including, without limitation, the market value of Elme’s properties and potential illiquidity of Elme’s remaining real estate investments); whether or not the sale of one or more of Elme’s properties may be considered a prohibited transaction under the Internal Revenue Code of 1986, as amended; Elme’s ability to maintain its status as a real estate investment trust for U.S. federal income tax purposes; the occurrence of any event, change or other circumstances that could give rise to the termination of the Plan of Sale and Liquidation; the risks associated with ownership of real estate in general and Elme’s real estate assets in particular; general economic and market developments and conditions; and volatility and uncertainty in the financial markets.

The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect Elme’s businesses in the “Risk Factors” section of Elme’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed by Elme from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. While forward-looking statements reflect Elme’s good faith beliefs, they are not guarantees of future performance. Elme undertakes no obligation to update its forward-looking statements or risk factors to reflect new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELME COMMUNITIES
(Registrant)

	By:	/s/ W. Drew Hammond
(Signature)

W. Drew Hammond
Executive Vice President, Chief Financial Officer, Chief Administrative Officer and Treasurer

June 24, 2026
(Date)